Arcadia Opportunity Master Fund, Ltd.
c/o Arcadia Capital Advisors, LLC
175 Great Neck Road, Suite 406
Great Neck, NY 11021

January 29, 2010

BY FEDEX, FACSIMILE AND E-MAIL

CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, New Hampshire, 03833
Attention: Corporate Secretary

Gentlemen:

Arcadia Opportunity Master Fund, Ltd. ("Arcadia") is the beneficial owner of 99,367 shares of common stock, $0.01 par value per share (the "Common Stock"), of CPEX Pharmaceuticals, Inc., a Delaware corporation (the "Company"), 100 of which are held of record, as of the close of business on January 28, 2010. Attached hereto as Exhibit A please find documentary evidence of such ownership, which is a true and correct copy of what it purports to be.

As a stockholder of the Company, Arcadia hereby demands, pursuant to Section 220 of the Delaware General Corporation Law, during the usual hours for business, to inspect the following books, records and documents of the Company and to make copies or extracts therefrom:

(a) A complete record or list of the holders of the Common Stock, certified by its transfer agent(s) and/or registrar(s), showing the name, address and number of shares registered in the name of each such holder, as of the date hereof (the "Determination Date");

(b) A magnetic computer tape list or other electronic medium of the holders of the Common Stock as of the Determination Date, showing the name, address and number of shares registered in the name of each such holder; such computer processing data as is necessary for Arcadia to make use of such magnetic computer tape; and a hard copy printout of such magnetic computer tape for verification purposes;

(c) A stop list or stop lists relating to shares of Common Stock of the Company and any additions or deletions thereto. Any daily transfer sheets after the Determination Date;

(d) All information in the Company's, its transfer agent's or its proxy solicitor's or any of their agents', possession or which can reasonably be obtained from nominees of any central certificate depository systems or their nominees, brokers, dealers, banks, respondent banks, clearing agencies, voting trusts and their nominees or other nominees, concerning the number, identity of, and shares held by the actual beneficial owners of the Common Stock as of the Determination Date, including an alphabetical breakdown of any holdings in the respective names of any depositories or nominees;

(e) All information in or which comes into the Company's or its proxy solicitor's or any of their agents', possession or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the non-objecting beneficial owners of the Common Stock in the format of a magnetic computer tape, cartridge file or other electronic medium of such owners showing the name, address and number of shares registered in the name of each such owner; such computer processing data as is necessary for Arcadia to make use of such magnetic computer tape or cartridge; and a hard copy printout of such magnetic computer tape or cartridge for verification purposes (such information with respect to brokers and dealers is readily available to the Company under Rule 14b-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"));

(f) All "respondent bank" lists and omnibus proxies for such lists, pursuant to Rule 14b-2 of the Exchange Act;

(g) A list of stockholders of the Company who are participants in any Company employee stock ownership, stock purchase, stock option, retirement, restricted stock, incentive, profit sharing, dividend reinvestment or any similar plan in which voting of Common Stock under the plan is controlled, directly or indirectly, individually or collectively, by such plan's participants, showing (i) the name and address of each such participant, (ii) the number of shares of Common Stock attributable to each such participant in any such plan, and (iii) the method by which Arcadia or its agents may communicate with each such participant, as well as the name, firm and phone number of the trustee or administrator of such plan, and a detailed explanation of the treatment not only of shares for which the trustee or administrator receives instructions from participants, but also shares for which either they do not receive instructions or shares which are outstanding in the plan but are unallocated to any participant; and

(h) A correct and complete copy of the bylaws of the Company.

Arcadia demands that modifications, additions or deletions to any and all information referred to in paragraphs (a) through (h) be immediately furnished as such modifications, additions or deletions become available to the Company or its agents or representatives.

Arcadia or its affiliates will bear the reasonable costs incurred by the Company including those of its transfer agent(s) or registrar(s) in connection with the production of the information demanded.

The purpose of this demand is to enable Arcadia and its affiliates to communicate with the Company's stockholders in connection with Mr. Rofé's potential tender offer and other potential proxy related matters as my properly be brought before the stockholders at the Company's annual meeting.

Arcadia hereby designates and authorizes Paul Fasciano of Sadis & Goldberg LLP and any other persons designated by it, acting singly or in any combination, to conduct the inspection and copying herein requested. It is requested that the materials identified above be made available to the designated parties no later than February 9, 2010. Pursuant to Section 220 of the DGCL, you are required to respond to this demand within five business days of the date hereof. Accordingly, please advise Mr. Fasciano, at (212) 573-8025, as promptly as practicable within the requisite timeframe, when and where the items requested above will be made available to Arcadia. If the Company contends that this demand is incomplete or is otherwise deficient in any respect, please notify Arcadia immediately in writing, with a copy to Mr. Fasciano, facsimile (212) 573-8026, setting forth the facts that the Company

contends support its position and specifying any additional information believed to be required. In the absence of such prompt notice, Arcadia will assume that the Company agrees that this demand complies in all respects with the requirements of the DGCL. Arcadia reserves the right to withdraw or modify this demand at any time.

Very truly yours,

Arcadia Opportunity Master Fund, Ltd.

By: ____________________

Name: Richard S. Rofé
Title: Authorized Signatory

Attachments: Affirmation (1 page)
Exhibit A (2 pages)

AFFIRMATION

The undersigned affirms that the statements contained in the attached demand letter dated January 29, 2010 are true under penalty of perjury under the laws of the United States or any state.

Arcadia Opportunity Master Fund, Ltd.

By: ______________________

Name: Richard S. Rofé

Title: Authorized Signatory

State of New York

ss:

County of New York

On this 29th day of January 2010, before me, the undersigned notary public, personally appeared Mr. Richard S. Rofé, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____

Notary Public

PAUL D FASCIANO
Notary Public, State of New York
No. 02FA6196730
Qualified in Kings County
Commission Expires 11/17/2012

UBS Securities LLC
1285 Avenue Of The Americas
New York NY 10019
Tel. +1-212-713 2000

Jerry Iacono

www.ubs.com

15 January 2010

To Whom it May Concern,

This letter is to confirm the current holding as of January 15, 2010 in CPEX PHARMACEUTICALS INC (Cusip 12620N104) for UBS Securities LLC for the client account Arcadia Opportunity Master Fund Ltd.

As of close of business January 15, 2010 the current positions held at the Depository Trust Company (DTC) for UBS LLC FBO Arcadia Opportunity Master Fund Ltd account 752-01079 is 99,367 shares.

Regards,

Jerry Iacono

Jerry Iacono

American Stock Transfer & Trust Company, LLC

CPEX PHARMACEUTICALS INC

DIRECT REGISTRATION BOOK-ENTRY ADVICE

AMERICAN STOCK TRANSFER & TRUST CO., LLC
OPERATIONS CENTER
6201 15TH AVENUE
BROOKLYN, NY 11219
Phone: 800-937-5449
www.amstock.com

ARCADIA OPPORTUNITY MASTER FUND LTD
175 GREAT NECK RD
GREAT NECK NY 11021

STATEMENT DATE:	01/25/2010
COMPANY NUMBER:	15651
COMPANY NAME:	CPEX PHARMACEUTICALS INC
CUSIP NUMBER:	12620N104
SHAREHOLDER ACCOUNT NUMBER:	0000012439

DIRECT REGISTRATION TRANSACTION INFORMATION

TRANSACTION TYPE:	BOOK SHARES CREDITED	BROKER/DEALER PARTICIPANT NUMBER ON FILE:	0642
NUMBER OF SHARES:	100.000	BROKER/DEALER ACCOUNT NUMBER ON FILE:	75201879
TRANSACTION NUMBER:	BK*000077	BROKER/DEALER PARTICIPANT NAME ON FILE:	UBS INVESTMENT BANK

ACCOUNT SUMMARY

CURRENT BALANCES	
DRS BOOK-ENTRY SHARES:	100.000
CERTIFICATED SHARES:	0.000
DIVIDEND REINVESTMENT SHARES:	0.000
TOTAL SHARES:	100.000

This statement is your record of shares that have been credited to your account in book-entry form with American Stock Transfer & Trust Company, LLC ("AST"), the transfer agent for this issue.

Physical certificates may not be requested for this issue.

If you wish to transfer your book-entry shares to your brokerage account, the following options are available to you:

- If your broker is a participant in the DRS Profile system, your broker may request your shares from AST utilizing the automated Profile system (AST's DTC Participant Number is 7605). You must provide your broker with the Company's CUSIP number, your shareholder account number, your taxpayer identification number, and the name in which the shares are registered. You must also provide your broker with the number of shares that you wish to transfer. Please be advised that your broker may request that you send him/her a copy of this Direct Registration Statement.
- If your broker is not a participant in the DRS Profile system, please write to AST at the address listed above, instructing AST to credit your brokerage account. You must include your AST account number, the name of your brokerage institution, your brokerage account number, and the number of shares that you wish to transfer. Your letter of instruction must be signed by all owners listed in the account registration and the signatures must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP. It would speed processing if you would include a copy of this Direct Registration Statement. Please coordinate with your broker to ensure that they will accept share delivery via the Direct Registration system.

The Issuer will furnish, without charge, to each holder who so requests, the powers, designations, preferences and relative participating optional or other special rights of each class of security or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.